Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Epicor Software Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 33-51382, 333-06419, 333-06415, 333-28259, 333-46393, 333-41321, 333-67841, 333-70855, 333-85105, 333-91505, 333-97063 and 333-107738 of Epicor Software Corporation on Form S-8 and Registration Statement Nos. 333-38105 and 333-46395 of Epicor Software Corporation on Form S-3 of our report dated July 25, 2003 of ROI Systems, Inc, appearing in this Current Report on Form 8-K/A of Epicor Software Corporation dated September 19, 2003.

/s/    Deloitte & Touche LLP

Minneapolis, MN

September 19, 2003